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                                                                    EXHIBIT 23.1

                         CONSENT OF INDEPENDENT AUDITORS

         We consent to the reference to our firm under the heading "Experts" and to the incorporation by reference of the report, dated February 2, 2001, prepared by Hollander, Lumer & Co., LLP (independent auditors that merged with and into our firm on March 26, 2001, "Hollander") with reference to Hollander's audit of the financial statements of Fotoball USA, Inc. as of December 31, 2000 and for the year then ended, in the Registration Statement on Form S-8 dated August 3, 2001.

                                      /s/ GOOD, SWARTZ, BROWN, BERNS and CO. LLP
                                      ------------------------------------------
                                      GOOD, SWARTZ, BROWN, BERNS and CO. LLP


Studio City, California
August 1, 2001